SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549

                          -------------

                            FORM 8-A


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                    Schein Pharmaceutical, Inc.

       (Exact Name of Registrant as Specified in Its Charter)


        Delaware                         11-2726505
(State of Incorporation or Organization) (I.R.S. Employer
                                         Identification no.)

100 Campus Drive,                                 07932
Florham Park, New Jersey                        (Zip Code)
(Address of Principal Executive Offices)


If this form relates to the        If this form relates to the
registration of a class of debt    registration of a class of
securities and is effective        debt securities and is to
upon filing pursuant to General    the effectiveness of a
Instruction A(c)(1) please         concurrent registration
check the following box. []        statement under the Securities
                                   Act of 1933 pursuant to
                                   General Instruction A(c)(2)
                                   please check the following
                                   box.  []

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class           Name of Each Exchange on Which
     to be so Registered           Each Class is to be Registered


Common Stock, par value            New York Stock Exchange
$.01 per share


Securities to be registered pursuant to Section 12(g) of the Act:

Item 1.   Description of Registrant's Securities to be
          Registered.

     See "Description of Capital Stock" in the Company's
     Registration Statement on Form S-1 (Registration No. 333-
     41413) (the "Form S-1") filed with the Securities and
     Exchange Commission, which information is hereby incorporated herein by reference.


Item 2.   Exhibits.

     Not applicable.






































                            SIGNATURE



          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              Schein Pharmaceutical, Inc.
                                   (Registrant)



Date: April 3, 1998      By:  /s/ Martin Sperber
                              Name:     Martin Sperber
                              Title:    Chairman and Chief
                                        Executive Officer